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                                                                    EXHIBIT 23.B

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the registration statements on Form S-3 (File Nos. 333-82412, 333-59870, 333-38004, 333-77603, 333-61536,
and 333-59604) and Form S-8 (File Nos. 33-51851, 333-26831, 333-78979,
333-94719, 333-52100, 333-82506, 33-51853, 33-57553, 333-26823, 333-94717,
333-46519, 333-49956, 333-75781, 333-78949, 333-78951, 333-64240, 333-64236,
333-31060) of El Paso Corporation of our report dated March 19, 2001, appearing in this Annual Report on Form 10-K of El Paso Corporation.

Deloitte & Touche LLP

Houston, Texas
March 15, 2002